Exhibit 99.1

KULR to Showcase Recycling and Prototype Battery Transportation Solutions at 11th Annual Battery Safety Summit on June 30, 2021, at 12:40pm EDT

SAN DIEGO / ACCESSWIRE/ June 28, 2021 / KULR Technology Group Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading developer of next-generation lithium-ion battery safety and thermal management technologies, today announced that it will share its breakthrough recycling and prototype battery transportation solutions with industry and government leaders at the 11th Annual Battery Safety Summit on June 30, 2021, at 12:40pm EDT. The 11th Annual Battery Safety Summit is a virtual conference.

KULR recently received two US Department of Transportation (DoT) special permits for the transport of recycled batteries and prototype lithium batteries up to 2.1 kilowatt-hour (kWh). When shipping lithium batteries up to 2.1 KWh, the special permit allows exceptions from shipping papers and employee safety training. The special permit authorizes these exceptions based on using KULR's specially designed thermally protective packaging which incorporates the Company's patented Thermal Runaway Shield (TRS) technology. KULR’s special permits mark an important development for the Company as it continues to secure logistical partners for air, maritime, and ground cargo transportation of lithium batteries.

The Thermal Runaway Shield (TRS), has been shown in multiple tests to prevent or minimize the dangerous fires and explosions that can occur after a lithium-ion cell enters into a thermal runaway event. KULR’s TRS technology was selected by NASA to transport to and store batteries aboard the International Space Station.

KULR will showcase the Thermal Runaway Shield and other solutions at:

11th Annual Battery Safety Summit

Title: Recycling and Prototype Battery Transportation Solutions for Air, Maritime, and Ground Cargo Transportation

Date: June 30, 2021

Time: 12:40 p.m. EDT / 9:40 p.m. PDT

Registration: https://www.cambridgeenertech.com/battery-safety

“Battery failures are a consistent and serious concern across many markets including the electric transportation, consumer electronic, medical device, and the shipping and logistics industries. We are dedicated to making batteries safer and more efficient for manufacturers and the end consumer,” said Michael Mo, CEO of KULR Technology Group. “Our newly issued DoT special permits allow customers to safely ship batteries that are necessary to further innovate and contribute to the development of alternative green energy sources. We’re excited to present our unparalleled solutions to a variety of research professionals and industry leaders.”

The conference will feature presentations and participation from Argonne National Lab, the U.S. Navy, Amazon, Lockheed Martin, Ford, the Naval Undersea Warfare Center, Dell Technologies, Panasonic and others.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company's roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.KULRTechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 19, 2021. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Contact:

Derek Newton

Head, Media Relations

Main: (786) 499-8998

Derek.Newton@KULRTechnology.com

Investor Relations:

KULR Technology Group Inc.

Main: (888) 367-5559

IR@KULRTechnology.com